Exhibit 10.1

[Form of]

SUBSCRIPTION AGREEMENT

Discovery Laboratories, Inc.
2600 Kelly Road
Warrington, Pennsylvania 18976

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1.  This Subscription Agreement (this “Agreement”) is made as of the date set forth on the signature page hereto between Discovery Laboratories, Inc., a Delaware corporation (the “Company”), and the Investor.

2.  The Company has authorized the sale and issuance to certain investors of up to 3,030,304 shares (the “Shares”) of its Common Stock, par value $0.001 per share (the “Common Stock”), subject to adjustment by the Company’s Board of Directors, or a committee thereof, for a purchase price of $6.60 per share (the “Purchase Price”).

3.  The offering and sale of the Shares (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3, as amended (including the Prospectus contained therein (the “Base Prospectus”), the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended), that have or will be filed with the Commission and delivered to the Investor on or prior to the date hereof (the “Time of Sale Prospectus”), and (c) a Prospectus Supplement (the “Prospectus Supplement”) containing certain supplemental information regarding the Shares and terms of the Offering that will be filed with the Commission and delivered, or otherwise made available, to the Investor along with the Company’s counterpart to this Agreement.

4.  The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the number of shares of Common Stock set forth on the signature page hereto for the aggregate purchase price set forth on the signature page hereto; provided, prior to the execution of this Agreement by the Company, that the Company shall have the right in its absolute discretion to reject this Agreement. The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.

5.  The manner of settlement of the Shares purchased by the Investor shall be determined by such Investor as follows (check one):

[____]	A.
Delivery by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth below, and released by Continental Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)
DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

THE CITIBANK PRIVATE BANK
153 East 53rd Street
New York, NY 10043
ABA # 021-000-089
Account Name: Discovery Laboratories, Inc.
Account Number: 49492878
- OR -

[____]	B.
Delivery versus payment (“DVP”) through DTC (i.e., the Company shall deliver Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent to the Investor at the Closing directly to the account(s) at SG Cowen & Co., LLC identified by the Investor and simultaneously therewith payment shall be made from such account(s) to the Company through DTC). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	NOTIFY SG COWEN & CO., LLC OF THE ACCOUNT OR ACCOUNTS AT SG COWEN & CO., LLC TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)
CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT SG COWEN & CO., LLC TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC OR DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6.  The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or any of its affiliates and (b) it has no direct or indirect affiliation or association with any NASD member. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

Number of Shares: _______________________________
Purchase Price Per Share: $_________________________
Aggregate Purchase Price: $________________________

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: December __, 2005

__________________________
INVESTOR

By:__________________________________
Print Name:____________________________
Title:_________________________________
Address:______________________________
__________________________
                           __________________________

Agreed and Accepted
this __th day of December, 2005:

DISCOVERY LABORATORIES, INC.

By:_______________________________
Name: Robert J. Capetola, Ph.D.
Title: President and Chief Executive Officer

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1.  Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2.  Agreement to Sell and Purchase the Shares; Placement Agent.

2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of shares of Common Stock set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3 Investor acknowledges that the Company intends to pay SG Cowen & Co., LLC (the “Placement Agent”) a fee of four and three quarters percent (4 3/4%) of the gross proceeds (the “Placement Fee”) in respect of the sale of Shares to the Investors.

2.4 The Company has entered into a Placement Agent Agreement (the “Placement Agreement”) with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. A copy of the Placement Agreement is available upon request.

3.  Closings and Delivery of the Shares and Funds.

3.1 Closing. The completion of the purchase and sale of the Shares (the “Closing”) will occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent. At the Closing, (a) the Company will cause the Transfer Agent to deliver to the Investor the number of shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2 (a)  Conditions to the Company’s Obligations. The Company’s obligation to issue the Shares being purchased by the Investor to the Investor will be subject to the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page and the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Shares will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including, without limitation, those contained in the Placement Agreement (collectively, the “Company Closing Conditions”). The Investor’s obligations are expressly not conditioned on the purchase by any or all of the other Investors of the Shares that they have agreed to purchase from the Company.

3.3 Delivery of Funds.

(a) Delivery by Electronic Book-Entry at The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor through delivery by electronic book-entry at DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor to the following account designated by the Company and the Placement Agent pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”) dated as of December 13, 2005, by and among the Company, the Placement Agent and Brown Raysman Millstein Felder & Steiner LLP (the “Escrow Agent”):

THE CITIBANK PRIVATE BANK
153 East 53rd Street
New York, NY 10043
ABA # 021-000-089
Account Name: Discovery Laboratories, Inc.
Account Number: 49492878

Such funds shall be held in escrow until the Closing and delivered by the Escrow Agent on behalf of the Investors to the Company upon the satisfaction, in the sole judgment of the Placement Agent, of the Company Closing Conditions. The Placement Agent shall have no rights in or to any of the escrowed funds, unless the Placement Agent and the Escrow Agent are notified in writing by the Company in connection with the Closing that a portion of the escrowed funds shall be applied to the Placement Fee. The Company and the Investor agree to indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages, expenses and claims (including, without limitation, court costs and reasonable attorneys fees) (“Losses”) arising under this Section 3.3 or otherwise with respect to the funds held in escrow pursuant hereto or arising under the Escrow Agreement, unless it is finally determined that such Losses resulted directly from the willful misconduct or gross negligence of the Escrow Agent. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Investor shall also furnish to the Placement Agent a completed W-9 form (or, in the case of an Investor who is not a United States citizen or resident, a W-8 form).

Investor acknowledges that the Escrow Agent acts as counsel to the Placement Agent and shall have the right to continue to represent the Placement Agent, in any action, proceeding, claim, litigation, dispute, arbitration or negotiation in connection with the Offering, and Investor hereby consents thereto and waives any objection to the continued representation of the Placement Agent by the Escrow Agent in connection therewith based upon the services of the Escrow Agent under the Escrow Agreement, without waiving any duty or obligation the Escrow Agent may have to any other person.

(b) Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account or accounts at SG Cowen & Co., LLC to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Shares being purchased by the Investor.

3.4 Delivery of Shares.

(a) Delivery by Electronic Book-Entry at The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor through delivery by electronic book-entry at DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”) instructing Continental Stock Transfer & Trust Company, the Company’s transfer agent, to credit such account or accounts with the Shares purchased by such Investor by means of an electronic book-entry delivery. Such DWAC shall indicate the settlement date for the deposit of the Shares being purchased by such Investor, which date shall be provided to the Investor by the Placement Agent. Simultaneously with the delivery to the Company by the Escrow Agent of the funds held in escrow pursuant to Section 3.3 above, the Company shall direct its transfer agent to credit the Investor’s account or accounts with the Shares being purchased by such Investor pursuant to the information contained in the DWAC.

(b) Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify SG Cowen & Co., LLC of the account or accounts at SG Cowen & Co., LLC to be credited with the Shares being purchased by such Investor. On the Closing Date, the Company shall deliver the number of Shares purchased by such Investor to the Investor directly to the account(s) at SG Cowen & Co., LLC identified by Investor and simultaneously therewith payment shall be made from such account(s) to the Company through DTC.

4.  Representations, Warranties and Covenants of the Investor.

4.1  The Investor represents and warrants to, and covenants with, the Company that (a) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares being purchased hereby, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares being purchased hereby, (b) the Investor has answered all questions on the Signature Page for use in preparation of the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) the Investor, in connection with its decision to purchase the number of shares set forth on the Signature Page, relied only upon the Base Prospectus, the Prospectus Supplement, the Company’s regular reports on Forms 10-K, 10-Q and 8-K as filed by the Company with the Commission, and the representations and warranties of the Company contained herein.

4.2  The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agent is not authorized to make and has not made any representation or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

4.3  The Investor further represents and warrants to, and covenants with, the Company that (a) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

4.4  The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.5  The Investor represents that the final Base Prospectus, dated October 24, 2005, which is a part of the Company’s Registration Statement, has been delivered or otherwise made available to the Investor for its review prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, if applicable, any Time of Sale Prospectus will be delivered, or otherwise made available to the Investor before this Agreement will be deemed to be effective.

4.6  The Investor represents, warrants and agrees that, since the earlier to occur of (i) the date on which the Placement Agent first contacted the Investor about the Offering and (ii) the date that is the tenth (10th) trading day prior to the date of this Agreement, it has not engaged in any short selling of the Company's securities, or established or increased any "put equivalent position" as defined in Rule 16(a)-1(h) under the Securities Exchange Act of 1934 with respect to the Company's securities.

5.  Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor hereby will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased by such Investor and the payment therefor; provided, however, that any claims made by an Investor pursuant to Section 2.4 hereof in respect of any breach of the representations, warranties, covenants and agreements of the Company contained in the Placement Agreement must be made by the Investor against the Company prior to the date which is thirty (30) days after the date that the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 is filed with the Commission.

6.  Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)           if to the Company, to:

Discovery Laboratories, Inc.
2600 Kelly Road
Warrington, Pennsylvania 18976
Attention: Robert J. Capetola, Ph.D.
Phone: (215) 488-9300
Telecopy: (215) 488-9301

with copies to:

Dickstein Shapiro Morin & Oshinsky LLP
1177 Avenue of the Americas, 47th Floor
New York, New York 10036-2714
Attention: Ira L. Kotel, Esq.
Phone: (212) 835-1466
Telecopy: (212) 997-9880

(b)  if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7.  Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.  Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.  Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.  Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to any principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11.  Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement.

12.  Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement shall constitute written confirmation of the Company’s sale to such Investor of the Shares being purchased hereby.

13.  Termination. In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

The Company has filed a registration statement (Registration No. 333-128929, including a base prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the base prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company or the placement agent participating in the offering will arrange to send you the Base prospectus if you request it by calling toll-free 1-800-221-5616.

Exhibit A

DISCOVERY LABORATORIES, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1. The exact name that your shares are to be registered in. You may use a nominee name if appropriate:	_____________________
2. The relationship between the Investor and the registered holder listed in response to item 1 above:	_____________________
3. The mailing address of the registered holder listed in response to item 1 above:	_____________________
4. The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:	_____________________
5. Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the shares are maintained):	_____________________
6. DTC Participant Number:	_____________________
7. Name of Account at DTC Participant being credited with the shares:	_____________________
8. Account Number at DTC Participant being credited with the shares:	_____________________